Exhibit 99.8

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In  re     (Short Title)                 |       Chapter  11
WORLDWIDE WIRELESS NETWORKS, INC.        |       CASE  NO.  SA  02-17020  JB
          Debtor                         |
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                      NOTICE OF ENTRY OF JUDGMENT OR ORDER
                           AND CERTIFICATE OF MAILING

TO ALL PARTIES IN INTEREST ON THE FOLLOWING SERVICE LIST:

     You are hereby notified, pursuant to Local Bankruptcy Rules 9021-1(a)(1)(E) that a judgment or order entitles (specify):

ORDER GRANTING MOTHION APPROVING SALE FREE AND CLEAR OF LIENS APPROVING ASSUMPTION AND ASSIGNMENT OF CERTAIN LEASES AND EXECUTORY CONTRACTS AND DENYING RELIEF FROM STAMP, TRANSFER, RECORDING OR SIMILAR TAX

Was  entered  on  (specify  date):          OCT  16  2002

     I hereby certify that I mailed a copy of this notice and a true copy of the order or judgment to the persons and entities on the following service list on
(specify  parties  and  addresses):                               OCT  16  2002

Office of the U.S Trustee
411 West Fourth Street, Suite 9041
Santa Ana, CA 92701-8000

Debtor's Attorney
R. Gibson Pagter, Jr.
Pagter and Miller
1551 N. Tustin, Ste 850
Santa Ana, CA 92705




R. GIBSON PAGTER, JR.
California State Bar No. 116450
PAGTER AND MILLER                                                FILED
1551 N. Tustin. Ste 850                                        OCT 16 2002
Santa Ana, California 92705
Telephone: (714)541-5072
Facsimile: (714] 541-3897                                        ENTERED
                                                               OCT 16 2002
Proposed Attorneys for Worldwide Wireless Networks, Inc.


                      IN THE UNITED STATES BANKRUPTCY COURT
                         CENTRAL DISTRICT OF CALIFORNIA

In  re                                 )   CASE NO. SA 02-17020 JB
                                       )
                                       )   Chapter 11
WORLDWIDE  WIRELESS  NETWORKS,         )
INC.,  dba  Global                     )   ORDER  GRANTING  MOTION
Pacific Internet, Pacific link,        )   APPROVING SALE FREE AND CLEAR
a  Nevada  Corporation,                )   OF  LIENS;  APPROVING  ASSUMPTION
                                       )   AND  ASSIGNMENT  OF  CERTAIN
          Debtor  and                  )   LEASES  AND  EXECUTORY
          Debtor-in-Possession         )   CONTRACTS  AND  DENYING RELIEF
                                       )   FROM  STAMP,  TRANSFER,
Tax  ID:  88-0286466  and  87-0674119. )   RECORDING  OR  SIMILAR  TAX
                                       )
                                       )   DATE:  16  October  2002
                                       )   TIME:  2:00  P.M.
                                       )   CTRM:  6D
                                       )
                                       )
                                       )
                                       )
---------------------------------------


     The Motion for Order (1) authorizing sale of substantially all assets of the estate; and (2) approving assumption, assignment, cure and rejection of leases and executory contracts ("Motion") came on for hearing on shortened notice on 15 October 2002 and 16 October 2002 before the Honorable James N. Barr. United States Bankruptcy Judge ("Sale Hearing"). R. Gibson Pagter, Jr. of Pagter and Miller appeared on behalf of Worldwide Wireless Networks, Inc. {"Debtor"), and Richard Keyes and/or Howard Bidna, of Bidna and Keyes appeared on behalf of 1st Universe. Other appearances were as noted in the record.

     After review of Motion for Order (1) authorizing sale of substantially all assets of


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the estate; and (2) approving assumption, assignment, cure and rejection of leases and executory contracts ("Motion") and all the pleadings and evidence properly submitted in connection with the Motion, opposition filed thereto, and having considered the arguments of counsel, and it appearing that the relief requested in the Motion, as modified in the Order, Is in the best Interest of the Debtor, its creditors end the estate, and other parties-in-interest; and alter due deliberation thereon, and good cause appearing therefor


     IT IS HEREBY ORDERED:

     Objections
     ----------

     1. Any and all objections to the Motion and/or to the entry of this Order that were not resolved consensually at or prior to the Sale Hearing are hereby overruled.

     Motion  Granted
     ---------------

     2. The Motion is granted as specified below. The Debtor is authorized to execute the Acquired Asset Agreement attached to the Motion as Exhibit 1, as well as all other documents reasonably necessary to effect the sale. The
successful  bidder  for the assets is   NextWeb, Inc. ("Buyer") and the purchase
                                        -------------
price  is  and shall be $550,000, payable $          in cash within 2 days after
                        --------          ----------                -
entry of an  Order  hereon  by  wire  transfer  to  the  DIP  account.

     Sale  Free  and  Clear  of  Liens
     ---------------------------------
     3. Debtor is authorized to sell all assets designated In the Acquired Asset Agreement attached to the Motion as Exhibit 1 free and clear of any and all actual or alleged liens and encumbrance pursuant to 11 U.S.C. 363(b) and (f). Debtor has met


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its burden proving that such sale is within debtor's sound business judgment and good faith. Of the four actual or alleged two liens on debtor's assets, one lien holder, NextWeb released its lien on 8 October 2002, and the other lien held by Sean Loftis and 1st Universe is the subject of a bona fide dispute. The lien of Sean Loftis and 1st Universe will attach to the sale proceeds pending further court order in the same order and priority as it attached to the assets being sold. Any lien of the Orange County Tax Collector, as urged in its proof of claim filed herein, in the approximate amount of $10,000, likewise shall attach to the sale proceeds in the same order and priority as It attached to the assets being sold. The alleged lien of Esyon Corporation likewise, pursuant to a UCC-1 it recorded with the Office of the Orange County Recorder but not the California Secretary of State, shall attach to the sale proceeds in the same order and priority as it attached to the assets being sold.

     Faith  Purchaser
     ----------------
     4. Buyer Is a good faith purchaser under 11 U.S.C. 3$3(m). Debtor has carried its burden of proving that there is no fraud or collusion between itself and any bidder and Buyer will purchase the Debtor's assets for a fair value.

     Assumption  and  Assignment  of  Executory  Contracts,  Licenses  and
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UnexpiredLeasesProcedures
-------------------------

     6. In connection with the Sale, Debtor is authorized but not required to assume and assign to the successful bidder for Debtor's assets the executory contracts and unexpired leases and licenses detailed in the Acquired Asset Agreement attached to the Motion as Exhibit 1, used In, constituting a part of, and relate to Debtor's operations, but Debtor withdrew its request to assume and assign the Massachusetts Mutual non-residential real property lease and so it shall not be assumed. Debtor is authorized to reject all executory contracts not assigned to the successful bidder, but Debtor shall file a list of assumed and rejected contracts promptly after the closing of this sale of assets. Debtor has met its burden of proving there is a sound business purpose for doing so and the terns of the sale provides for the cure of all defaults required by 11 U.S.C. 365(b).


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Dated:          OCT  16  2002               JON  D.  CERETTO
                                            By:  D.  HANAVA
                                               -------------------
                                               Deputy  Clerk


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     No lease or contract nay be assumed or assigned unless and until all arrearages, if any, are cured,

     Relief  from  Tax
     -----------------
     7. That portion of Debtor's Motion seeking relief from any stamp, transfer, recording or similar tax is denied, because Debtor has not proven it is entitled to such relief.

     Order  Not  Staved
     ------------------
     8. The provisions of Rules 6004{g) and 6006(d) of the Federal Rules of Bankruptcy Procedure staying the effectiveness of this Order for ten (10} days are hereby waived, and this Order shall be effective immediately upon entry,

     Retention  of  Jurisdiction
     ---------------------------
     9. The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of title Order.

     Other
     -----
     10. Debtor's counsel shall serve a copy of this Order, upon receipt, on all parties who appeared at the hearing on this Motion.

     11.     -------------------------------------------------------------------

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          [STAMP:  OCT  16  2002]

Date;

                                     HON  JAMES  N  BARR
                                     -------------------
                                     United  States  Bankruptcy  Judge


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